Exhibit 2.1
EXECUTION VERSION

AMENDMENT NO. 1

TO

AGREEMENT AND PLAN OF MERGER

This Amendment No. 1 (this “Amendment”), dated as of June 27, 2018, to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 8, 2018 (as amended, restated, modified or supplemented from time to time, the “Merger Agreement”), by and among Cigna Corporation (“Parent”), Express Scripts Holding Company (the “Company”), Halfmoon Parent, Inc. (“Holdco”), Halfmoon I, Inc. and Halfmoon II, Inc.
WHEREAS, pursuant to Section 9.3 of the Merger Agreement, the parties hereto wish to mutually agree to amend certain provisions of the Merger Agreement as described herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment and in the Merger Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.  Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

2. Amendment.  The text of the first sentence of Section 7.10 of the Merger Agreement is hereby amended and restated as follows:

Effective at the Effective Time, the Board of Directors of Holdco shall consist of 14 directors, comprising (a) eight independent members of the Board of Directors of Parent as of immediately prior to the Effective Time, plus the Chief Executive Officer of Parent, (b) four independent members of the Board of Directors of the Company as of immediately prior to the Effective Time and (c) subject to his willingness to serve, Mark McClellan; provided that if Mark McClellan is unwilling to serve, the Board of Directors of Holdco shall consist of 13 directors, comprising (i) eight independent members of the Board of Directors of Parent as of immediately prior to the Effective Time, plus the Chief Executive Officer of Parent and (ii) four independent members of the Board of Directors of the Company as of immediately prior to the Effective Time.

3. References.  Each reference in the Merger Agreement to “this Agreement,” “hereof,” “hereunder,” “herein,” “hereby” or words of like import referring to the Merger Agreement shall mean and be a reference to the Merger Agreement as amended by this Amendment.  Notwithstanding the foregoing, all references in the Merger Agreement, the Company Disclosure Schedule and the Parent Disclosure Schedule to “the date hereof” or “the date of this Agreement” shall refer to March 8, 2018.

4. Effect of Amendment.  Except as otherwise expressly provided herein, all of the terms, agreements and conditions of the Merger Agreement remain unchanged and continue in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment, waiver or consent of any other term, agreement or condition of the Merger Agreement or any of the documents referred to therein.

5. Other Terms.  Section 9.3, Section 9.4 and Article X of the Merger Agreement shall apply mutatis mutandis to this Amendment, and to the Merger Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms as modified hereby.

[SIGNATURE PAGES FOLLOW]

CIGNA CORPORATION

By: /s/ Eric P. Palmer
Name:	Eric P. Palmer
Title:	Executive Vice President and
Chief Financial Officer

[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]

EXPRESS SCRIPTS HOLDING COMPANY

By:	/s/ Martin Akins
	Name:	Martin Akins
	Title:	Senior Vice President, General Counsel
and Corporate Secretary

[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]

HALFMOON PARENT, INC.

By: /s/ Eric P. Palmer
Name:	Eric P. Palmer
Title:	President

[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]

HALFMOON I, INC.

By: /s/ Eric P. Palmer
Name:	Eric P. Palmer
Title:	President

[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]

HALFMOON II, INC.

By: /s/ Eric P. Palmer
Name:	Eric P. Palmer
Title:	President

[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]